UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 14, 2017

Avinger, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36817	20-8873453
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Chesapeake Drive

Redwood City, California 94063

(Address of principal executive offices, including zip code)

(650) 241-7900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01.             Entry into a Material Definitive Agreement.

On December 14, 2017, Avinger, Inc. (the “Company”) entered into a waiver and consent agreement (the “Waiver and Consent”) with CRG Partners III L.P. and certain of its affiliated funds, as lenders (the “Lenders”).  The Waiver and Consent provided for the waiver of the minimum required revenue financial covenant for the twelve-month period beginning January 1, 2017 contained in Section 10.02(c) of that certain Term Loan Agreement, dated as of September 22, 2015 (the “Term Loan Agreement”), by and among the Company, certain of its subsidiaries from time to time party thereto as guarantors and the Lenders.  Pursuant to the Waiver and Consent, the Lenders also consented to the Company’s payment of the cash interest payment due on December 31, 2017 in the form of a PIK Loan instead.

The foregoing description of the Waiver and Consent is qualified in its entirety by reference to the full text of such agreement, a copy of which is attached hereto as Exhibit 10.1, and which is incorporated herein in its entirety by reference.

Item 8.01.             Other Events.

On December 14, 2017, Avinger issued a press release announcing the execution of the Waiver and Consent.  A copy of this press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Waiver and Consent between Avinger, Inc. and CRG Partners III L.P. and certain of its affiliated funds, as lenders, dated December 14, 2017.

99.1	Press Release, dated December 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVINGER, INC.

Date: December 14, 2017	By:	/s/ Jeffrey M. Soinski
Jeffrey M. Soinski President and CEO